Exhibit (g)(6)

December 18, 2014

State Street Bank and Trust Company

200 Newport Ave

North Quincy, MA 02171

Attention: Matthew H. Malkasian, Senior Vice President

Re:	New Fund; New Portfolios

Ladies and Gentlemen:

Please be advised that (i) CALAMOS DYNAMIC CONVERTIBLE AND INCOME FUND (the “New Fund”) has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended, and (ii) CALAMOS INVESTMENT TRUST has established two (2) new series of shares to be known as CALAMOS GLOBAL CONVERTIBLE FUND and CALAMOS HEDGED EQUITY INCOME FUND (the “New Portfolios”).

In accordance with Sections 19.5 (Additional Funds) and 19.6 (Additional Portfolios) of the Master Custodian Agreement dated as of September 11, 2009 (as amended, modified or supplemented from time to time, the “Agreement”) between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company, the undersigned Funds hereby requests that your bank act as Custodian for the New Fund and the New Portfolios under the terms of the Agreement. In connection with such request, each undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement.

Attached as Appendix A hereto is a replacement of “Appendix A” to the Agreement, effective as of the date set forth below.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

CALAMOS DYNAMIC CONVERTIBLE AND INCOME FUND
CALAMOS INVESTMENT TRUST

By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson
Title:	VP and Secretary , Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

Effective Date: December 18, 2014

Appendix A

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

CALAMOS ADVISORS TRUST
Calamos Growth and Income Portfolio	36-7271106
CALAMOS ETF TRUST
Calamos Focus Growth ETF	46-4719328
CALAMOS INVESTMENT TRUST
Calamos Focus Growth Fund	41-2111185
Calamos Convertible Fund	36-3316238
Calamos Discovery Growth Fund	27-1664798
Calamos Dividend Growth Fund	46-2951829
Calamos Evolving World Growth Fund	26-2192228
Calamos Emerging Market Equity Fund	46-3926429
Calamos Global Convertible Fund	47-2271491
Calamos Global Equity Fund	20-8166626
Calamos Global Growth and Income Fund	36-4088206
Calamos Growth Fund	36-3723359
Calamos Growth and Income Fund	36-3575418
Calamos Hedged Equity Income Fund	47-2255361
Calamos High Income Fund	36-4307069
Calamos International Growth Fund	20-2395043
Calamos Long/Short Fund	46-2392693
Calamos Market Neutral Income Fund	36-3723358
Calamos Mid Cap Growth Fund	46-2956863
Calamos Total Return Bond Fund	20-8872705
Calamos Opportunistic Value Fund	22-3848966
CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND	03-0426532
CALAMOS CONVERTIBLE AND HIGH INCOME FUND	02-0683363
CALAMOS STRATEGIC TOTAL RETURN FUND	04-3785941
CALAMOS GLOBAL TOTAL RETURN FUND	20-3377281
CALAMOS GLOBAL DYNAMIC INCOME FUND	20-8819776
CALAMOS DYNAMIC CONVERTIBLE AND INCOME FUND	47-1549409